Law Office of
                         WIDDISON COX & ASSOCIATES
                            2681 North 250 East
                          North Ogden, Utah 84414
                            Phone: 801-809-2399
                         E-mail: agfox47@yahoo.com
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                                                              April 1, 2004
To:  Board of Directors
     Protec Industries, Inc.
     5 Sonnblickstrasse
     FL-9490 Vaduz
     Principality of Liechtenstein

RE:  Legal Opinion on Epic Energy / Protec Industries, Inc. transaction

I have reviewed the participating companies, projects, and transaction documents pertaining to the Epic Energy / Protec Industries, Inc. Option to purchase 49% of the Epic Energy common shares, and give my opinion in this letter.

I have reviewed:

     1. The Option Contract between Epic Energy and Protec Industries, Inc., dated April 27th, 2004.
     2. The Epic Energy project information, and supporting documentation, etc.
     3. Legal statutes as they pertain to the agreements affect in applicable and concerned jurisdictions where projects are located.

After review of the documents referred to above, I give my legal opinion that the transaction is in conformity with the laws of the United States and should not violate any laws of Canada and/or countries in which the Epic Energy projects are located.

Respectfully,
_____________________________
Clair W. Cox, Attorney
No.:


                               Law Office of
                         WIDDISON COX & ASSOCIATES
                            2681 North 250 East
                          North Ogden, Utah 84414
                            Phone: 801-809-2399
                         E-mail: agfox47@yahoo.com

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October 20, 2003


To:  Board of Directors
     TEK Corp
     7050 Union Park Center, Suite 350
     Midvale, Utah 84047

RE:  Legal Opinion on Mexican Property

I have reviewed the transaction pertaining to the real property located at Km 120 Carretera Federal Cancun-Tulum Corridor Cancun, Municipality of Cozumel, State of Quintana Roo, Mexican United States, identified as Rancho "La Guadalupe" (La Guadalupe Ranch) and give my opinion in this letter.

I have reviewed:

     1.   The joint venture contract,
     2.   The property ownership,
     3.   The transfer of stock by TEK Corp to the owner,
     4.   The assignment of property to TEK Corp,

After review of the documents referred to above, I give my legal opinion that the transaction is in conformity with the laws of the United States and should not violate any laws of Mexico.

Sincerely,
Clair W. Cox
ELECTRONIC SIGNATURE
Clair W. Cox, Attorney